As filed with the Securities and Exchange Commission on August 31, 2004


                                                  Registration No. 333-_________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form S-3
                             Registration Statement
                        Under the Securities Act of 1933


                              STARCRAFT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              Indiana                                    35-1817634
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                            1123 South Indiana Avenue
                                Goshen, IN 46526
                                 (574) 534-7827
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Joseph E. Katona, III
                            1123 South Indiana Avenue
                                Goshen, IN 46526
                                 (574) 534-7827
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:

                                   Eric R. Moy
                             Barnes & Thornburg LLP
                            11 South Meridian Street
                           Indianapolis, Indiana 46204
                            Telephone: (317) 231-7298
                            Telecopy: (317) 231-7433


     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement is effective.

     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                           Calculation of Registration Fee

                                                                              Proposed Maximum
    Title of Each Class of        Amount to be        Proposed Maximum       Aggregate Offering        Amount of
 Securities Being Registered       Registered      Offering Price Per Unit          Price           Registration Fee
------------------------------- ------------------ ------------------------ ---------------------- -------------------
Common Stock, without par
value, and associated common
stock purchase rights (1)(2)        1,671,539            $ 9.21 (3)           $ 15,394,874 (3)          $ 1,951

1)   No  additional  consideration  will be paid for the common  stock  purchase rights.
2)   To be offered and sold by selling shareholders,  at their discretion,  from time  to time  beginning  from  the  effective  date  of this  Registration
     Statement.
3)   Estimated   solely  for  the  purpose  of  computing   the  amount  of  the
     registration  fee in accordance  with Rule 457(c) under the  Securities Act based upon the  average of the high and low prices  reported  on the NASDAQ
     SmallCap Market on August 26, 2004.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section
8(a), may determine.






PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 31, 2004

                                1,671,539 Shares

                              STARCRAFT CORPORATION

                                  Common Stock

     This prospectus relates to the public offering, which is not being underwritten, of up to 1,671,539 shares of our common stock (and the related common share purchase rights pursuant to our Shareholder Rights Plan) that the selling shareholders named in this prospectus may offer for sale from time to time. We are registering the common shares to provide the selling shareholders with the opportunity to sell their shares publicly, but this registration statement does not necessarily mean that the selling shareholders will offer to sell all or any of the shares. We may issue the common shares to the selling shareholders in payment of principal or interest that we owe under a Convertible Subordinated Promissory Note dated July 12, 2004 in the original principal amount of $15,000,000, payable to the holders thereof on July 1, 2009 (the "Note"). The terms of the Note and the related Convertible Senior Subordinated Note Purchase Agreement and Registration Rights Agreement, each dated July 12, 2004, permit the holders of the Note to convert at any time, and from time to time until we repay the Note in full, all or any portion of the outstanding principal or interest that we owe under the Note into a number of shares of our common stock based upon a conversion price of $15.60. This conversion price may be adjusted to account for share dividends, share splits, reverse share splits or similar adjustments to the number of our outstanding shares of common stock.

     The Registration Rights Agreement that we entered into with the holders of the Note obligates us to register no more than 1,671,539 shares of our common stock for issuance in connection with the Note. This maximum aggregate number of shares consists of 961,539 shares potentially issuable upon the conversion of the principal amount of the Note and 710,000 shares potentially issuable as payment in kind in respect of interest on the Note. The Note requires that we give our prior consent, which we may withhold in our absolute discretion, before any amount of accrued interest due on the Note may be converted into shares of our common stock. The Note also restricts the number of shares that a holder may own after exercising conversion rights under the Note and the number of shares we must authorize for issuance upon exercise of those rights to specified percentages of our outstanding shares. These restrictions could reduce the number of shares that we may be required to issue to satisfy a holder's exercise of conversion rights.

     The selling shareholders may offer for resale through this prospectus the shares of common stock at various times at market prices prevailing at the time of sale or at privately negotiated prices. The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not incur or receive any commission or receive any of the proceeds from the resale of the shares offered through this prospectus. We will bear all fees and expenses incurred in preparing this prospectus and in registering the securities under the Securities Act of 1933. We will also reimburse the selling shareholders for certain legal fees they may incur in connection with the preparation of this prospectus and the related registration statement.

     Our common stock is listed for quotation on the NASDAQ SmallCap Market under the symbol "STCR." The closing price of our common stock on August 26, 2004 was $9.23.

These securities involve a high degree of risk as described in this prospectus. See "Risk Factors" beginning on Page 5.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________, 2004.

                                Table of Contents


Section                                                                  Page

SUMMARY....................................................................4
OUR COMPANY................................................................5
RISK FACTORS...............................................................5
USE OF PROCEEDS............................................................7
SELLING SHAREHOLDERS.......................................................7
PLAN OF DISTRIBUTION.......................................................8
DESCRIPTION OF SECURITIES..................................................9
LEGAL MATTERS..............................................................9
AVAILABLE INFORMATION......................................................9
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................9
FORWARD-LOOKING STATEMENTS................................................10

You should rely only on the information contained in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. These securities are not being offered in any jurisdiction where the offer or sale is not permitted.

Unless the context indicates otherwise, any of the terms "we," "us," "it," and "our" include and refer to Starcraft Corporation.

This document contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 5 of this prospectus, and are summarized in our most recent annual report on Form 10-K.

                                     SUMMARY

     This prospectus relates to the public offering, which is not being underwritten, of up to 1,671,539 shares of our common stock (and the related common share purchase rights pursuant to our Shareholder Rights Plan) that the selling shareholders named in this prospectus may offer for sale from time to time. We may issue the shares covered by this prospectus upon the exercise from time to time by one or more of the selling shareholders of the conversion rights provided under the Note. Pursuant to the Registration Rights Agreement dated July 12, 2004 that we entered into with the initial holders of the Note (the "Registration Rights Agreement"), we agreed to register under the Securities Act of 1933, as amended (the "Securities Act'), the shares of our common stock issuable upon the exercise of such conversion rights. We will issue the shares covered by this prospectus, subject to the restrictions described below, upon the valid exercise of the conversion rights under the Note. Our issuance of shares of common stock to the holders of the Note upon their exercise of conversion rights will be exempt from the registration requirements of the Securities Act under Section 4(2) as a private placement. We are registering for resale by the selling shareholders the shares of common stock that they receive upon their exercise of conversion rights under the Note to provide them with the opportunity to sell their shares publicly. This registration statement does not necessarily mean, however, that we will ever issue those shares to the selling shareholders or, if we do issue the shares, that the selling shareholders will offer to sell all or any of their shares.

     On July 12, 2004, we executed the Note and the related Convertible Senior Subordinated Note Purchase Agreement (the "Purchase Agreement") and Registration Rights Agreement. The Note is in the original principal amount of $15,000,000 payable on July 1, 2009, with interest accruing at an annual rate of 8.5% payable semi-annually on January 1 and July 1 during the term of the Note. Our indebtedness under the Note is subordinate and junior to our indebtedness constituting Senior Indebtedness within the meaning of the Purchase Agreement. The Note authorizes a holder thereof to convert all or any portion of the outstanding principal and/or accrued interest amount of the Note into a number of shares of our common stock determined by dividing the principal and/or accrued interest designated by the holder to be converted by $15.60. The Note further provides that in no event shall any amount of accrued interest due on the Note be converted to shares of our common stock without our prior written consent, which we may withhold in our absolute discretion. The Registration Rights Agreement obligates us to register no more than 1,671,539 shares of our common stock for issuance in connection with the Note. This maximum aggregate number of shares we are required to register consists of 961,539 shares potentially issuable upon the conversion of the principal amount of the Note and 710,000 shares potentially issuable as payment in kind in respect of interest on the Note.

     The Note restricts a holder's ability to exercise conversion rights under certain circumstances where, by doing so, the holder's beneficial ownership of our common stock would exceed certain thresholds. In particular, the Note prohibits a holder from exercising conversion rights to the extent that such exercise would cause the holder to beneficially own more than 4.99% of our outstanding shares of common stock. This percentage limitation automatically increases to 9.99% during any period commencing upon our delivery of notice of our intention to engage in a merger, reorganization or similar transaction where our shareholders are entitled to receive stock, securities or assets in exchange for their shares of our common stock (each, an "Organic Change"). This 9.99% ownership limitation will revert to a 4.99% limitation upon the earlier of the date a holder gives notice to us that it waives irrevocably such temporary increase in its right to acquire shares of our common stock, our delivery of notice to the holders of the Note that the contemplated Organic Change will not occur, or the date 30 days after such Organic Change occurs. The Note further provides that the 4.99% ownership restriction will automatically increase to 9.99% at and after April 1, 2009.

     If, by exercising conversion rights, a holder's beneficial ownership of our common stock would exceed the thresholds described above, the Note requires us to pay in cash to the holder first the amount representing accrued interest and second (at our election if prior to maturity) the amount representing principal that, in either case, if converted would cause these thresholds to be exceeded. The amount of cash we would be required to pay to the holder in these circumstances would be calculated based upon the actual amounts outstanding under the Note and would not be based on the value of our shares of common stock that would otherwise be issuable.

     The Note further provides that we are not obligated upon the exercise of conversion rights by a holder of a Note to authorize for issuance a number of shares of common stock that would require us first to obtain shareholder approval under the applicable rules of Nasdaq or other securities exchange where our shares are listed for trading (the "Maximum Issuance Amount"). These rules generally require that we obtain shareholder approval prior to issuing shares of common stock in an amount that increases the number of our outstanding shares by 20% or more. If a holder attempts to exercise conversion rights that would cause us to issue a number of shares that exceeds the Maximum Issuance Amount, the Note provides that we shall instead issue to the holder exercising conversion rights that number of shares stated in the conversion notice up to, but not in excess of the Maximum Issuance Amount, and redeem the remaining number of shares stated in the conversion notice in cash at a price equal to the then-current fair market value of our common stock.

     Our principal executive offices are located at 1123 South Indiana Avenue, Goshen, Indiana 46526. Our telephone number is (574) 534-7827.


                                   OUR COMPANY

     An Indiana corporation founded in 1990, we are a second-stage manufacturer of motor vehicles, primarily pick-up trucks and sport utility vehicles engaged in original equipment manufacturer ("OEM") automotive supply. We provide and install upfit appearance items on vehicles provided by and returned to the OEM.

     Our customer operates in the automotive industry. Substantially all of our OEM automotive supply sales are to one customer in the United States.

     Our shares currently are listed on the NASDAQ Small Cap Market under the symbol "STCR."


                                  RISK FACTORS

     An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.


Our operations could be adversely affected by unforeseen general operating contingencies.

     We may not be able to attract and retain employees with sufficient skills to conduct our operations efficiently and may from time to time be subject to work slow-downs or stoppages. We may also be adversely affected by delay or unavailability of supply of numerous component parts. We will not always be able to satisfy our capital requirements with internally generated funds and from time to time, need to rely on bank financing and other third party capital resources. There is no assurance that such resources will always be available to us. There likewise is no assurance as to the terms that will apply to any financing we may obtain in the future or to our ability to continue to comply with such terms over time.


Potential future business acquisitions could disrupt our business or prove to be unprofitable.

     We may be engaged in negotiations from time to time regarding prospective acquisitions of related businesses. Such acquisitions could be material to our operations and, if effected, could have a material effect on our financial condition or results of operations. There is no assurance as to when or whether we will be able to effect acquisitions, whether we will be able to generate requisite funding to effect such acquisitions, or as to the terms on which such acquisitions may be effected. We may have less experience manufacturing and marketing the products of a company we may acquire than we have in our current business. There is no assurance that such new acquisitions will be profitable.


Higher gasoline prices and/or higher interest rates could adversely affect the demand for our products.

     A significant increase in the price of gasoline could reduce demand for our products because it would increase the cost of operating these products. Because many consumers finance their purchase of vehicles, the availability of financing and level of interest rates can affect a consumer's purchasing decision. A decline in general economic conditions or consumer confidence can be expected to affect our sales adversely.


The success of our business depends to a significant extent upon our OEM automotive supply sales to General Motors.

     All of our OEM automotive supply sales in 2003, 2002, and 2001 were to General Motors. To continue to compete effectively for GM's business we must continue to satisfy GM's pricing, service, technology and increasingly stringent quality and reliability requirements. While we intend to focus on retaining and winning GM's business, we cannot assure you that we will succeed in doing so. To the extent we do not maintain our existing level of business with GM, we will need to attract new customers. We cannot assure you that we will be successful in expanding our customer base. Our failure to do so could adversely affect our business. We operate under multiple long-term contracts with GM. Continued sales and growth of our business is subject to our ability to continue satisfactorily to perform and to obtain such contracts over time. Our failure to do so could adversely affect our business.


The cyclical nature of automotive production and sales, particularly GM's, could adversely affect our business.

     Our OEM automotive supply sales are directly impacted by the size of the automotive industry and GM's market share, particularly in the market for pick-up trucks and sport utility vehicles. Automobile production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. In addition, automotive production can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. Further, GM periodically reduces production or closes plants for several months for model changeovers. During the fourth quarter of fiscal year 2000, one of our two manufacturing facilities was substantially shut down as a result of GM's model changeover. This adversely affected our fourth quarter results. The shut down continued through the second quarter of fiscal 2001. A decline in sales in the automotive market or in GM's automotive sales, or production cutbacks and plant shut downs for model changeovers by GM, could have an adverse impact on our sales and profits.


New regulations or failing to comply with applicable regulations could adversely affect our results of operations.

     We are subject to various foreign, Federal, state and local regulations. We must comply with certain Federal and state regulations relating to the disposition of hazardous wastes generated in our production processes. Our failure to comply with applicable regulations or changes in current regulations, including the adoption of new safety or environmental standards, could materially adversely affect our results of operations.


Competition may limit our growth and profitability.

     The OEM automotive supply business is highly competitive, with several large companies and units of major vehicle manufacturers competing in this market. We principally compete for business at the beginning of the sourcing process for vehicle models that vehicle manufacturers plan to introduce to the market in later years and upon redesign of existing vehicle models. Vehicle manufacturers rigorously evaluate suppliers on the basis of product quality, price, reliability, timeliness of delivery, technical expertise and customer service. There is no assurance we will be able to maintain our current competitive position in this market. Our future growth and productivity could be adversely affected if we are unable to successfully compete in the future.


Potential product liability claims could adversely affect our profitability.

     Like other automotive suppliers, we may be subject to claims that our products caused or contributed to damage or injury sustained in vehicle accidents or may be required to recall products deemed unsafe. Any such claims in excess of our insurance coverage or material product recall expenses could adversely affect our financial condition and results of operations.

Voting control by management and anti-takeover provisions in our articles of incorporation could impede potential takeovers.

     Our directors and executive officers collectively control 58.9% of the shares of common stock, without taking into account the shares that we may issue upon the exercise of conversion rights under the Note. The voting power of their shares will likely enable them, acting together, to determine the outcome of elections of directors and other matters submitted for shareholder consideration. Our articles of incorporation contain certain provisions which could be an impediment to a non-negotiated change in control, including provisions for the issuance of series of preferred stock with preferences determined by our Board of Directors without obtaining shareholder approval thereof. The Board of Directors is separated into three classes, serving staggered three-year terms. Such staggered terms could have the effect of delaying a change in a majority of the directors for up to two years, even if holders of a majority of the outstanding shares of common stock desired such a change. Further, Indiana law contains provisions that restrict the acquisition of control of us. These provisions, along with the effective voting control of our management, could impede potential merger transactions or block changes to our articles of incorporation, which could adversely affect the trading price of our stock.


We have never paid cash dividends on our common stock and do not intend to do so in the near future.

     We have not paid cash dividends on our common stock in the past and do not intend to pay any cash dividends to shareholders in the foreseeable future. We intend to retain earnings, if any, for use in the operation and expansion of our business. Any investor who purchases our common stock should not anticipate receiving any cash dividends on the common stock at any time in the foreseeable future. Payment of dividends is within the discretion of our Board of Directors and will depend, among other things, upon earnings, capital requirements, any financing agreement covenants and the financial condition of the Company.


Our Shareholder Rights Plan may make potential tender offers or takeover attempts more difficult.

     In August 1997, we adopted a Shareholder Rights Plan issuing one right for each outstanding share of common stock. Each right entitles the registered holder to purchase from us one share of common stock at $15 per share, subject to adjustment. The rights become exercisable if a person or group (other than certain related persons) acquires or announces a tender offer for prescribed percentages of our shares common stock or is declared an "adverse person" by our Board of Directors. In these events, each right holder may purchase shares of common stock with a value equal to twice the exercise price. Furthermore, if we engage in certain mergers or similar business combinations, a right holder may purchase shares of the acquiring company with a value of two times the purchase price of the right. The rights expire on August 12, 2007. These provisions could may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which our management opposes. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.


                              SELLING SHAREHOLDERS

     In the Registration Rights Agreement that we entered into on July 12, 2004 with the initial holders of the Note, we agreed to file as promptly as practicable, but in no event later than September 10, 2004, a registration statement with the Securities and Exchange Commission to allow for the public resale of up to 1,671,539 shares of our common stock issuable upon the exercise of conversion rights under the Note by the holders thereof. We agreed to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable, but in no event later than November 9, 2004. The issuance of shares upon exercise of the conversion rights under the
Note is exempt from the  registration  requirements  of the Securities Act under
Section 4(2) as a private placement.

     Each of the selling shareholders may be deemed to be an "underwriter" of our securities for purposes of the Securities Act. Each of the selling shareholders may sell from time to time the shares of common stock for his or her own account in the open market at then-prevailing prices or in individually negotiated transactions at prices to be agreed upon. We will bear all fees and expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement, including all registration, qualification and filing fees, and the fees and disbursements of our legal counsel. We will also bear the reasonable out-of-pocket fees and disbursements of not more than one counsel incurred by the selling shareholders in connection with the performance of the registration procedures described in the Registration Rights Agreement with regard to the shares covered by this prospectus. The selling shareholders will pay all other fees and expenses of counsel that they incur and will pay any underwriting discounts, commissions and transfer taxes relating to their sale or disposition of shares of common stock covered by this prospectus.

     The following table sets forth certain information regarding the beneficial ownership of common stock by the selling shareholders as of August 31, 2004, and the number of shares being offered by this prospectus.

                                                                                                          Percentage
                                                                                                        of Outstanding
                                 Number of Shares                                                        Shares After
                                   Beneficially     Shares Covered By   Number of Shares Beneficially     This Offer
                                       Owned           This Reoffer         Owned After Offering         Presuming all
                                     Prior to         Prospectus(3)               Presuming             Shares Covered
Name & Title                      Offering(1)(2)      -------------      All Shares Covered Are Sold       are Sold
------------                      --------------                         ---------------------------          -----
Whitebox Convertible Arbitrage
   Partners L.P.                    464,977             780,051                              0                  0
Whitebox Hedged High Yield
   Partners L.P.                    464,977             445,744                              0                  0
Pandora Select Partners L.P.        464,977             167,154                              0                  0
Whitebox Intermarket Partners
   L.P.                             464,977             111,436                              0                  0
Whitebox Diversified
   Convertible Arbitrage
   Partners L.P.                    464,977             167,154                              0                  0
-------------------------
(1)  Based upon information  furnished by the respective  selling  shareholders.
     Under applicable regulations, shares are deemed to be beneficially owned by a person if he  directly or  indirectly  has or shares the power to vote or dispose of the shares,  whether or not he has any  economic  interest  with respect to the shares. Under this definition, the shares beneficially owned by each selling  shareholder  are deemed to be  beneficially  owned by each other selling shareholder because the selling shareholders are under common ownership  and  control.  The  shares  beneficially  owned  by the  selling shareholders  consist  solely of shares  potentially  issuable to them upon exercise of  conversion  rights in respect of the  principal  balance  owed under the Note, which conversion rights are exercisable  within the next 60 days,  but only to the extent to which the issuance of such shares does not exceed the 4.99% beneficial ownership restriction included in the Note.
(2)  Excludes up to an  aggregate  710,000  shares of common  stock  potentially issuable, subject to our prior written consent, to the selling shareholders as payment in kind in respect of  interest  on the Note.  Also  excludes an aggregate number of 496,562 shares of common stock potentially  issuable to the selling  shareholders  upon exercise of conversion rights in respect of the  principal  balance  owed  under  the  Note  which,  due to  the  4.99%
     beneficial  ownership  limitation  established  under  the  Note,  are  not issuable to the selling shareholders within the next 60 days and, thus, are deemed not to be beneficially owned by the selling shareholders.
(3)  The 710,000  shares of common stock  potentially  issuable,  subject to our prior written  consent,  to the selling  shareholders  have been  allocated among the selling shareholders on a pro rata basis based upon the principal balance of the Notes held by each selling shareholder.




                                       8


     The selling shareholders have indicated that at the date of this prospectus they have no present plans to sell all of the shares or any substantial block of the shares covered by this prospectus in a single transaction or series of related transactions. Each shareholder may determine to sell any or all of his or her shares covered by this prospectus from time to time as such shareholder deems necessary or appropriate to provide for such shareholder's own financial, estate or retirement planning, investment diversification or liquidity needs, including for payment of tax liabilities.


                              PLAN OF DISTRIBUTION

     The selling shareholders expect to sell their shares from time to time directly or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. Such shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Selling shareholders may sell their shares in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
(iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares and deliver shares to close out such short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities. There is no assurance that selling shareholders will offer for sale or sell any or all of the shares of common stock covered by this prospectus.

     We will bear all fees and expenses incurred in connection with the registration of the shares covered by this prospectus, including any filing fees, printing expenses, escrow fees, fees and disbursements of our legal counsel, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. We will also bear, or reimburse the selling shareholders for, reasonable out-of-pocket fees and disbursements of not more than one counsel, designated by the holders of a majority of the shares covered by this prospectus, to act as counsel for the selling shareholders with regard to the performance of registration procedures set forth in the Registration Rights Agreement.

     Prior to any public offering of our shares of common stock pursuant to this prospectus, we intend to register or qualify, or to cooperate with the selling shareholders and their respective counsel in connection with the registration or qualification of such shares for offer and sale under the blue sky laws of such states as any selling shareholder reasonably requests in writing. Notwithstanding the foregoing, however, we are not obligated to register the shares covered by this prospectus for offer or sale in any jurisdiction where doing so would require us to qualify generally to do business in a state where we are not already so qualified, or subject us to general service of process or to taxation in a state where we are not already so subject. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy the shares of our common stock described herein in any state where the offer or sale is not permitted.

     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.


                            DESCRIPTION OF SECURITIES

     We have the authority to issue 20,000,000 shares of common stock. As of August 31, 2004, there were 8,853,191 shares of our common stock issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of shares of common stock have no cumulative, conversion, preemptive, dividend or other subscription rights, and there are no redemption provisions applicable to the common stock.

     In August 1997, we adopted a shareholder rights plan pursuant to which we issued one right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one share of our common stock at $15 per share, subject to adjustment. The rights become exercisable if a person or group (other than certain related persons) acquires or announces a tender offer for prescribed percentages of our shares of common stock or is declared an "adverse person" by our board of directors. In these events, each right holder may purchase shares of our common stock with a value equal to twice the exercise price. Furthermore, if we engage in certain mergers or similar business combinations, a right holder may purchase shares of the acquiring company with a value of two times the purchase price of the right. The rights expire on August 12, 2007. These provisions could make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which our management opposes.

                                  LEGAL MATTERS

     Barnes & Thornburg LLP has issued us an opinion that the shares of common stock offered in this offering currently outstanding have been validly issued and are fully paid and non-assessable.


                              AVAILABLE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

     We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, DC, as well as through the SEC's Internet site.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus information we have previously filed with it. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

     1. Our Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

     2. Our Quarterly Report on Form 10-Q for the three-month period ended December 28, 2003.

     3. Our Quarterly Report on Form 10-Q for the three-month period ended March 28, 2004.

     4. Our Quarterly Report on Form 10-Q for the three-month period ended June 27, 2004.

     5.   Our Current Report on Form 8-K filed with the SEC on January 20, 2004.

     6.   Our Current Report on Form 8-K/A filed with the SEC on April 1, 2004.

     7.   Our Current Report on Form 8-K filed with the SEC on April 1, 2004.

     8.   Our Current Report on Form 8-K filed with the SEC on July 14, 2004.

     9. The description and specimen certificate of our common stock contained in our registration statement under the 1934 Act, including any amendment or report filed for the purpose of updating such description.


     All documents and reports that we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of securities described herein shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us by contacting:

                                    Secretary
                              Starcraft Corporation
                            1123 South Indiana Avenue
                              Goshen, Indiana 46526
                                 (574) 534-7827


                           FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this prospectus are "forward-looking statements" intended to qualify for the safe harbors from liability established in Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified as such because the context of the statement will include words such as we "believe, " "anticipate," "expect" or word of similar import. Similarly, statement that describe our future plans, objectives or goals are also forward-looking statements. Such statement may address domestic and international market and economic trends, Starcraft's products and marketing plans, anticipated capital expenditures, the adequacy of capital resources, expectations regarding revenues, profitability, other performance measures and other matters. All such forward-looking statement are subject to a number of material factors which could cause the statement or projections contained therein to be materially inaccurate. Such factors are described in Starcraft's Form 10-K for the year ended September 28, 2003, under the subsection entitled "Discussion of Forward-Looking Information" which is incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses in connection with the with the distribution of the securities being registered:

        Securities and Exchange Commission registration fee           $ 1,951.00
        Legal fees                                                     15,000.00
        State "blue sky" fees and expenses                              2,500.00
        Accounting fees and expenses                                    2,500.00
        Printing expenses                                                 500.00
                                                                      ----------
        Total                                                         $22,451.00
                                                                      ==========
All expenses, except the SEC fees, are estimates.

We will bear our legal and accounting fees and expenses and any registration or filing fees in connection with the registration of the securities under the Securities Act and in preparing this prospectus, and the selling shareholders identified in the prospectus filed as part of this registration statement will pay any underwriting fees, discounts or commissions attributable to the sales of their shares.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 10 of our Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of our officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in our best interest and, in all other cases, was not opposed to our best interests and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the directors or officers are successful, on the merits or otherwise, in the defense of any claim, issue or matter.


ITEM 16. EXHIBITS

The exhibits furnished with this Registration Statement are listed beginning on page E-l.


ITEM 17. UNDERTAKINGS

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the effective registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goshen, State of Indiana, on the 31st day of August, 2004.


                                         STARCRAFT CORPORATION


                                         /s/ Michael H. Schoeffler
                                         ---------------------------------------
                                         By: Michael H. Schoeffler, Co-Chief
                                             Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael H. Schoeffler and Joseph E. Katona, III, and each of them, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                               Title                    Date

(1) Principal Executive Officers                              )
                                        Director and Co-Chief )
/s/  Michael H. Schoeffler              Executive Officer     )
--------------------------------------                        )
Michael H. Schoeffler                                         )
                                                              )
                                        Director and Co-Chief )
/s/ Jeffrey P. Beitzel                  Executive Officer     )
--------------------------------------                        )
Jeffrey P. Beitzel                                            )
                                                              )
                                                              )
(2) Principal Financial and Accounting                        )
    Officer                                                   )
                                        Secretary and Chief   )
 /s/ Joseph E. Katona, III              Financial Officer     )
--------------------------------------                        )
Joseph E. Katona, III                                         )
                                                              )
                                                              )
                                                              )
(3) The Board of Directors                                    )
                                                              )
/s/ Kelly L. Rose                       Director and Chairman )
--------------------------------------                        )
Kelly L. Rose                                                 )
                                                              )
                                                              )  August 31, 2004
/s/ David J. Matteson                   Director              )
--------------------------------------                        )
David J. Matteson                                             )
                                                              )
                                                              )
/s/ Allen H. Neuharth                   Director              )
--------------------------------------                        )
Allen H. Neuharth                                             )
                                                              )
                                                              )
/s/ John M. Collins                     Director              )
--------------------------------------                        )
John M. Collins                                               )
                                                              )
                                                              )
/s/ Michael J. Starshak                 Director              )
--------------------------------------                        )
Michael J. Starshak                                           )
                                                              )
                                                              )
/s/ Douglass C. Goad                    Director              )
--------------------------------------                        )
Douglass C. Goad                                              )
                                                              )
                                                              )
/s/ G. Raymond Stults                   Director              )
--------------------------------------                        )
G. Raymond Stults                                             )
                                                              )
                                                              )
                                        Director              )
--------------------------------------                        )
David L. Stewart                                              )
                                                              )
                                                              )
/s/ Richard C. Anderson                                       )
--------------------------------------  Director              )
Richard C. Anderson                                           )

                                  EXHIBIT INDEX

Exhibit   Description
  No.


  4.1 Article 6 - "Terms of Shares" and Article 9 - "Provisions for Certain Business Combinations" of the Registrant's Articles of Incorporation, as amended. Incorporated by reference to Exhibit 3.1 to the
          Registrant's Form 10-Q for the fiscal quarter ending December 28, 2003.

  4.2 Article III - "Shareholder Meetings", Article VI - "Certificates for Shares" and Article VII - "Corporate Books and Records - Section 3" of the Registrant's Code of By-Laws, as amended. Incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q for the fiscal quarter ending December 28, 2003.

  4.3 Rights Agreement, dated as of August 12, 1997, between Registrant and Harris Trust and Savings Bank, as Rights Agent. Incorporated by reference to the Registrant's Form 8-A filed September 9, 1997.

  4.4 Convertible Senior Subordinated Note Purchase Agreement, dated July 12, 2004, by and among Registrant and the Purchasers listed therein. Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed July 14, 2004.

  4.5 Registration Rights Agreement dated July 12, 2004 by and among Registrant and the Purchasers listed therein.

  5 Opinion of Barnes & Thornburg LLP regarding the legality of the securities being registered.*

  23.1    Consent of Crowe Chizek and Company LLC

  23.2    Consent of Barnes & Thornburg LLP (included in Exhibit 5).*

  24 Power of Attorney included in the signature page to this registration statement.


*To be filed by amendment


                                      E-1